EXHIBIT 10.14. Certain identified information has been excluded from this exhibit because it is immaterial and would be competitively harmful if publicly disclosed. Information that has been omitted is indicated with brackets.

EXHIBIT 10.14

Policy Number: U8GR000Z
Renewing: New
Reinsured: HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.
Account: Catastrophe County Weighted Industry Loss 1@100% Florida Named Windstorm Perils $90m CWIL xs $50m CWIL Limit: 100% of $20.7m UNL xs $10,000 UNL

Guy Carpenter & Company Limited

as agent of

Marsh Limited1

PRACTICE
CODE GB0133 PROG. PROG NO SPECIALTY CODE PC

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EXHIBIT 10.14. Certain identified information has been excluded from this exhibit because it is immaterial and would be competitively harmful if publicly disclosed. Information that has been omitted is indicated with brackets.

MARKET REFORM CONTRACT DOCUMENT

All references throughout this document to Guy Carpenter & Company Limited shall be to Guy Carpenter & Company Limited as agent of Marsh Limited

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RISK DETAILS SECTION

UNIQUE MARKET

REFERENCE: U8GR000Z

REINSURED: HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC., Tampa, Florida

REINSURER: NAUTICAL MANAGEMENT LTD. ON BEHALF OF MARKEL BERMUDA LIMITED AND NAUTICAL MANAGEMENT LTD. ON BEHALF OF SYNDICATE 2357 AT LLOYD’S.

PERIOD: This Contract is in respect of losses occurring during the period commencing 9th July, 2024 and expiring 31st May, 2025, both days inclusive, Eastern Time.

TYPE: COUNTY WEIGHTED INDUSTRY LOSS (CWIL) REINSURANCE CONTRACT.

CLASS OF

BUSINESS: Upon the occurrence of a Loss Occurrence, as specified below, this Contract is to cover the EXCESS LIABILITY which may accrue to the Reinsured during the Period of this Contract, under all policies and/or contracts of Insurance or Reinsurance entered into by the Reinsured, in respect of all losses resulting from ‘Named Windstorm’.

For the purpose of this Contract ‘Named Windstorm’ shall be defined as any storm or storm system or weather condition that are allocated names (including Greek alphabet symbols) at any time in its lifecycle by the World Meteorological Organization (WMO) Geneva Switzerland and/or United States National Weather Service (NWS), and/or tracked by the National Hurricane Center (NHC), part of the National Oceanic and Atmospheric Administration (NOAA)’s Tropical Prediction Center, or any successor thereof.

For the avoidance of doubt, Named Windstorm shall include all ensuing therefrom, but not standalone flood losses expressly reported as such.

TERRITORIAL

SCOPE: This Contract shall only respond in the event the County Weighted Industry Loss from a qualifying Original Insured Market Loss resulting from Named Windstorms occurring in the so-called ‘Panhandle’ counties within the State of Florida (as listed under Schedule ‘A’) is greater than the CWIL Index Trigger of [ ]

Notwithstanding the foregoing, once the CWIL from a qualifying Original Insured Market Loss is sufficient to trigger this Contract the Reinsured may include all losses, wheresoever occurring, from such Loss Occurrence towards their Ultimate Net Loss hereunder.

EXCLUSIONS: Full list of Exclusions as per attached.

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REPORTING

AGENCY: In the event of there being a loss hereon the Reinsured shall use, and both parties shall accept, the Original Insured Market Loss figures issued by Property Claim Services of Jersey City, New Jersey a division of ISO Services Inc, or any successor in interest thereto (the “Reporting Agency”).

For the avoidance doubt, Original Insured Market Loss estimates published by “PCS Global Marine and Energy”, “PCS Global Cyber” or “PCS Global Large Loss Database” shall not be taken into account.

In the event that a Reporting Agency is discontinued or materially changes its methodology in a way that makes it unsuitable for the purpose intended, or fails to report an estimate of insured loss, an alternative source (a “Replacement Reporting Agency”) will be used subject to the mutual agreement of the Reinsured and the Reinsurer. Failing mutual agreement on a comparable alternative source, the alternative source will be determined by arbitration in accordance with the Arbitration clause of this Contract.

LIMITS: THE REINSURER HEREBY AGREES TO PAY TO THE REINSURED UP TO:

[ ] Ultimate Net Loss, each and every Loss Occurrence (“the Limit of Liability”),

IN EXCESS OF

[ ] Ultimate Net Loss, each and every Loss Occurrence.

Maximum Recoverable

The maximum recoverable hereunder shall be [ ] per Loss Occurrence, and [ ] in all in the aggregate, with respect to any and all of the Reinsurer’s obligations arising hereunder or with respect hereto, including without limitation, all extra contractual claims and expenses.

PREMIUM

FOR PERIOD: As premium for this Contract, the Reinsured shall pay the Reinsurer [ ] payable within 15 days of the inception date of this Contract.

REINSTATEMENT

PROVISIONS: One full reinstatement at pro-rata (as to indemnity only) of 100% additional premium in accordance with the full clause attached hereto.

PREMIUM

PAYMENT TERMS: None.

TAXES PAYABLE

BY REINSURED &

ADMINISTERED

BY REINSURERS: None.

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CHOICE OF

LAW AND

JURISDICTION: Subject to the prior application of the Arbitration Clause, this Contract is governed by and is construed according to the laws of the State of Florida and any court of competent jurisdiction in the State of Florida shall have exclusive jurisdiction over all matters relating to this Contract.

COUNTY

WEIGHTED

INDUSTRY LOSS: Under no circumstances will the Reinsurer be liable for any payment under this Contract unless the County Weighted Industry Loss (“CWIL”) is greater than [ ] (the “Index Trigger”), as a result of a Loss Occurrence during the Period of this Contract arising out of a Named Windstorm occurring within the TERRITORIAL SCOPE.

Notwithstanding the foregoing, if the CWIL is greater than [ ] during the Reporting Period the Reinsurer shall only be liable under this Contract for the portion of the Limit of Liability hereon as calculated using the following formula:

(A-B)C×D

Where:-

A = The CWIL or [ ], whichever is the lesser amount

B = [ ]

C = [ ]

D = [ ] (the Limit of Liability per Loss Occurrence)

The layer described above, being CWIL [ ] excess of CWIL [ ] in respect of a Named Windstorm, shall be defined as the “CWIL Layer”. The first [ ] in respect of a Named Windstorm of CWIL for which the Reinsurer is not liable for any payment under this Contract shall be defined as the “CWIL Retention”.

The CWIL shall be calculated in accordance with the following:

The “CWIL” means the Original Insured Market Loss (“OIML”) for each Loss Occurrence multiplied by the applicable Payout Factor for each County under consideration calculated using the following formula:

CWIL = ∑c (Pc x Oc)

Where:

Pc = the County Payout Factors for each County C under consideration within the Territorial Scope

Oc = the Original Insured Market Loss for each County C under consideration within the Territorial Scope

Payout Factor means the applicable Payout Factor listed in the Schedule of Payout Factors in the INFORMATION Section (Schedule A) of this Contract.

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With respect to such OIML:

a)
In the event of there being a loss hereon Reinsurers shall accept the figures issued by the Reporting Agency for losses arising within the Territorial Scope and shall exclude:

i) any loss estimate reported by the Reporting Agency and classified in the applicable Catastrophe Bulletin as “Commercial” and “Auto” lines of business;

and

ii) any loss estimate in respect of workers' compensation losses resulting from the same Loss Occurrence, but only to the extent such workers’ compensation loss is expressly reported by the Reporting Agency;

and

iii) any estimated loss adjustment expenses, resulting from the same Loss Occurrence, but only to the extent such loss adjustment expense amounts are expressly reported by the Reporting Agency as forming part of the overall OIML estimate amount.

and

iv) any losses under the National Flood Insurance Program (NFIP), resulting from the same Loss Occurrence, but only to the extent such NFIP amounts are expressly reported by the Reporting Agency as forming part of the overall OIML estimate amount.

b) The final evaluation of the loss shall be the most recent figure published by the Reporting Agency, but not later than the end of the Reporting Period as defined below.

c) The Date of Loss shall be the commencing date of the Loss Occurrence published by the Reporting Agency.

d) In the event of there being a loss hereon both parties agree the figures issued by the Reporting Agency within the Catastrophe Bulletin will be based on established loss reporting methodology in effect at the inception of this Contract. Furthermore, in the event the Reporting Agency change their established methodology during the Period of this Contract to include additional lines of business that may subsequently be reported in an updated, or separate, Catastrophe Bulletin, such additional lines of business shall be disregarded for the purposes of determining whether or not an Original Insured Market Loss satisfies the criterion upon which a recovery is made under this Contract.

e) It is understood and agreed that any publication of loss figures and/or amounts by the Reporting Agency which are indexed or trended to any date other than the original Date of Loss, shall be disregarded for the purposes of this Contract and shall not form the basis of establishing whether or not an Original Insured Market Loss satisfies the criterion or criteria upon which a recovery is made under this Contract.

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In the event that the CWIL under consideration falls below the amount needed to trigger this Contract, or to an amount requiring lesser payment, any excess recoveries paid on the basis of that CWIL shall be refunded within 30 days following the date of such revision; provided, however, that no such refunds shall be made if the CWIL under consideration decreases after the end of the Reporting Period.

Furthermore, in the event that the CWIL under consideration is less than or equal to the amount needed to trigger this Contract and is subsequently revised to an amount greater than that needed to trigger this Contract, the Reinsured may submit its claim under this Contract at the time that such upward revision is made, subject to the Reporting Period.

Moreover, for the avoidance of doubt, should part of the Limit of Liability be eroded by a Loss Occurrence covered hereunder, then it is understood the balance of the of Liability shall remain in force for the remainder of the Contract, subject to the same CWIL calculation and Index Trigger amount as detailed above. An illustrative example of loss recovery under this Contract is provided under Exhibit A of the INFORMATION Section attached hereto and incorporated herein.

The Reinsurer agrees to make provisional payment hereunder once the Reinsured has incurred a loss sufficient to satisfy the Ultimate Net Loss and the CWIL from a qualifying Original Insured Market Loss is sufficient to trigger this Contract.

DEFINITIONS:

A.
“Loss Occurrence” shall mean each and every loss and/or catastrophe and/or calamity and/or occurrence and/or series thereof arising out of and directly occasioned by one event or series of related events and have been assigned an individual and specific catastrophe number by the Reporting Agency with a Date of Loss during the Period and within the Territorial Scope, arising from a Named Windstorm.

B.
“OIML” shall mean Original Insured Market Loss. Original Insured Market Loss shall mean the amount of the estimated insured property damage or losses occurring within the Territorial Scope as shown under the column entitled “Estimated Insurance Payment” of the Catastrophe Bulletin, or such similar heading as may be used in the Catastrophe Bulletin to express the total estimated insurance industry losses, resulting from a Loss Occurrence.

C.
The term “Catastrophe Bulletin” shall mean a catastrophe bulletin originated and disseminated by the Reporting Agency which identifies and assigns a name and/or number to a catastrophic event and/or gives preliminary survey or, subsequently, resurvey estimates of insured property losses arising from a catastrophic event, including through ISOnet PCS (or a comparable notification in the event that a Replacement Reporting Agency is utilised). The term “Catastrophe Bulletin” shall not include bulletins providing only so-called “flash” estimates with respect to any catastrophic event.

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D.
The term “Reporting Period” shall mean that period of time commencing with the inception of the Period, up to and including the final evaluation of the Original Insured Market Loss as published by the Reporting Agency, but in no event, any later than 24 months after the “Date of Loss” for the Original Insured Market Loss, or earlier if the Reporting Agency issues final loss estimates or final resurvey estimates for all Loss Occurrences.

This Contract will not cover the Reinsured for losses with a Date of Loss prior to the inception of the Period. The “Date of Loss” for each Original Insured Market Loss shall be defined as the commencement date as published by the Reporting Agency in the applicable Catastrophe Bulletin.

RELEASE OF

LIABILITIES: If after 15 days following the expiry of the Period and in the reasonable discretion of the Reinsured there is no known Loss Occurrence which would trigger payment under this Contract then both parties shall be fully and finally released of all its liabilities under this Contract.

In the event that the CWIL loss amount:-

(a) as at 3 months following the date of the Loss Occurrence is less than 50% of the Index Trigger, the Reinsurer’s liability is reduced to zero and this shall constitute a full and final release of all liabilities under this Contract.

(b) as at 6 months following the date of the Loss Occurrence is less than 65% of the Index Trigger, the Reinsurer’s liability is reduced to zero and this shall constitute a full and final release of all liabilities under this Contract.

(c) as at 9 months following the date of the Loss Occurrence is less than 75% of the Index Trigger, the Reinsurer’s liability is reduced to zero and this shall constitute a full and final release of all liabilities under this Contract.

(d) as at 12 months following the date of the Loss Occurrence is less than 80% of the Index Trigger, the Reinsurer’s liability is reduced to zero and this shall constitute a full and final release of all liabilities under this Contract.

(e) as at 18 months following the date of the Loss Occurrence is less than 90% of the Index Trigger, the Reinsurer’s liability is reduced to zero and this shall constitute a full and final release of all liabilities under this Contract.

(f) as at 24 months following the date of the Loss Occurrence is less than 100% of the Index Trigger, the Reinsurer’s liability is reduced to zero and this shall constitute a full and final release of all liabilities under this Contract.

If at any point after the expiry of this Contract and less than 24 months following the date of the Loss Occurrence under consideration, the Reporting Agency reports all of the Loss Occurrences as final, the calculation of liability shall occur as of the date all of the Loss Occurrences are deemed final by the Reporting Agency.

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Notwithstanding the foregoing but subject to the Reporting Period, if a Loss Occurrence has occurred, but the Reporting Agency has not yet released an initial estimate for an Original Insured Market Loss for such Loss Occurrence, then this Contract will not be commuted until an Original Insured Market Loss estimate has been published by the Reporting Agency for such Loss Occurrence, after which time the terms and conditions of the Release of Liability provision above will apply.

CONDITIONS: Ultimate Net Loss Clause (including Extra Contractual Obligations covered hereunder), amended to allow the Reinsured to have the sole discretion whether this Contract shall have the benefit of any reinsurances, including those written on a county weighted industry loss, state weighted industry loss or an industry loss basis, if any (Full clause as attached).

Currency Conversion Clause (Full clause as attached).

Offset Clause - As respects premiums and losses under this Contract only (Full clause as attached).

Extra Contractual Obligations Clause (NMX 100) (Full clause as attached).

Insolvency Clause (G86) (Full clause as attached).

Extended Expiration Clause (Full clause as attached).

Amendments and Alterations Clause (Full clause as attached).

Errors and Omissions Clause (Full clause as attached).

Inspection of Records Clause (Full clause as attached).

Notification of Loss Clause (Full clause as attached).

Loss Settlements Clause (Full clause as attached).

Service of Suit Clause (Full clause as attached).

Arbitration Clause (Full clause as attached).

Contracts (Rights of Third Parties) Act 2016 Clarification Clause

(Full clause as attached).

Sanction Limitation and Exclusion Clause (Full clause as attached)

Federal Excise Tax Clause (Full clause as attached).

Intermediary Clause (Full clause as attached).

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MODE OF

EXECUTION

CLAUSE: This Contract may be executed by:

(a) An original written ink signature of paper documents (or a true representation of a signature, such as a rubber-stamp);

(b) A facsimile or scanned copy in PDF format or any alternative secure digital documents format, showing the original written ink signature of paper documents;

(c) Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person's handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated;

(d) A unique authorisation provided via a secure electronic trading platform;

(e) A timed and dated authorisation provided via an electronic message/system;

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more of the above counterparts, each of which, when duly executed, shall be deemed an original.

RECORDING,

TRANSMITTING

AND STORING

INFORMATION: Where the Intermediary maintains risk and claim data/information/documents, the Intermediary may hold data/information/documents electronically.

REINSURER

CONTRACT

DOCUMENTATION: This Contract Document details the terms, clauses, conditions and exclusions agreed between the Reinsured and the Reinsurers as well as setting out administrative arrangements.

SUBJECTIVITIES: It being understood and agreed that this Contract shall exclude any losses arising out of known weather systems existing prior to 9th July, 2024. For the avoidance of doubt, any losses arising out of Hurricane Beryl shall be excluded.

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Attaching to and forming part of Contract Number_U8GR000Z

ULTIMATE NET LOSS CLAUSE

The term “Ultimate Net Loss” shall mean the sum actually paid or payable by the Reinsured in respect of any Loss Occurrence including any appropriate Extra Contractual Obligations (as defined herein) and losses in excess of policy limits (as defined herein), expenses of litigation, if any, and all other loss expenses of the Reinsured (excluding, however, office expenses and salaries of officials of the Reinsured) but salvages shall be first deducted from such Ultimate Net Loss to arrive at the amount of liability, if any, attaching hereunder.

All recoveries, salvages, or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto. Provided always that nothing in this clause shall be construed to mean that losses under this Contract are not recoverable until the Reinsured’s Ultimate Net Loss has been ascertained.

It is understood and agreed that underlying recoveries on other excess of loss contracts (as far as applicable) are for the sole benefit of the Reinsured and shall not be taken into account in computing the Ultimate Net Loss or losses in excess of which this Contract attaches, nor in any way prejudice the Reinsured’s right of recovery hereunder.

Notwithstanding anything herein to the contrary, the Reinsured shall have sole discretion to elect that this Contract shall have the benefit of any contract of reinsurance written on a proportional, county weighted industry loss, state weighted industry loss or Industry Loss Basis and, if so, to elect the extent to which this Contract shall so benefit.

For the purposes of this Contract, reinsurance written on an Industry Loss Basis shall mean a reinsurance, whether a contract of indemnity or otherwise, pursuant to which an obligation to pay arises in whole or in part by reference to a modelled loss, industry loss or a parametric trigger.

EXCESS OF POLICY LIMITS

This Contract shall protect the Reinsured, within the limits hereof, where the Ultimate Net Loss includes any loss(es) in excess of policy limits.

The term “loss(es) in excess of policy limits” for the purposes of this Contract will mean awards or settlements in excess of the limits of the policies/contracts reinsured hereunder, but otherwise within the terms of these policies/contracts, incurred because of, but not limited to the following: the failure by or on behalf of the Reinsured to settle within the policy limit, or to provide a defence against such claims, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defence or in the trial of any action against the insured/reinsured or in the preparation or prosecution of an appeal consequent upon such action.

Any loss in excess of policy limits incurred by the Reinsured shall be deemed, in all circumstances, to be a loss from the same event, occurrence, disaster, casualty or claim as covered or alleged to be covered under the policies/contracts reinsured hereunder. Such loss shall also include costs and expenses incurred by the Reinsured in responding to, and where necessary, defending such a claim.

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However, this coverage shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organisation or party involved in the presentation, defence or settlement of any claim covered hereunder.

REINSTATEMENT CLAUSE

In the event of loss or losses being paid under this Contract, it is hereby mutually agreed to reinstate this Contract up to one full reinstatement of the LIMITS (as set out in the main contract document) hereof from the time of the occurrence of such loss or losses until expiry of this Contract and that for each full reinstatement hereunder an additional premium calculated at pro rata of 100% of the Premium hereon shall be paid by the Reinsured when any loss or losses (or part thereof) requiring such reinstatement hereunder are settled.

It is understood and agreed that each loss recovered hereunder shall be expressed as a percentage of the Reinsurers Limit of Liability as applicable in the LIMITS (as set out in the main contract document) hereof at the time of loss, it being understood and agreed that Reinsurers hereon shall never be liable for more than an aggregate percentage recovery of 100% in respect of each and every Loss Occurrence nor for more than a total aggregate percentage recovery of 200% in all hereunder during the Period hereof.

For the purpose of the foregoing the term “pro rata” shall mean pro rata only as to the fraction of the limit of indemnity hereby reinstated.

For the purpose of this Contract, losses shall be considered in chronological loss date order, but this shall not preclude the Reinsured from making provisional collections in respect of claims which may ultimately not be recoverable hereon.

CURRENCY CONVERSION CLAUSE

It is understood and agreed that loss or losses, if any, paid by the Reinsured in currencies other than United States Dollars shall be converted into United States Dollars at the rates of exchange as used in the Reinsured’s books.

OFFSET CLAUSE

The Reinsured or the Reinsurers may elect to offset any amount, whether on account of premiums, claims or any other amount due from one party to the other in respect of this Contract only and in accordance with the terms and conditions of this Contract.

However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable statutes and regulations.

EXTRA CONTRACTUAL OBLIGATIONS INCLUSION CLAUSE (NMX 100)

This Contract shall exclude all cover in respect of Extra Contractual Obligations howsoever arising, such Extra Contractual Obligations being defined as any award made by a court of competent jurisdiction against an insurer or reinsurer, which award is not within the coverage granted by any insurance and/or reinsurance contract made between the parties in dispute.

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Notwithstanding the foregoing this Contract shall extend to cover any loss arising from a Claims Related Extra Contractual Obligation

a) awarded against the Reinsured or

b) incurred by the Reinsured where he has paid his share of a Claims Related Extra Contractual Obligation awarded against one or more of his co-insurers.

It is warranted that any recovery under this Contract in respect of Claims Related Extra Contractual Obligation shall only be for that part of any award which corresponds to the Reinsured's share of the insurance and/or reinsurance policy and/or contract giving rise to the award and all proportional protection effected by the Reinsured shall provide or shall be deemed to provide pro-rata coverage for such obligations.

This Contract shall also extend to cover all loss from Extra Contractual Obligations howsoever arising where the loss is incurred by the Reinsured as a result of his participation in any insurance or reinsurance which provides cover for such loss, it being understood and agreed that such loss results from a contractual liability incurred by the Reinsured.

A "Claims Related Extra Contractual Obligation" shall be defined as the amount awarded against an insurer or reinsurer found liable by a court of competent jurisdiction to pay damages to an insured or reinsured in respect of the conduct of a claim made under an insurance and/or reinsurance policy and/or contract, where such liability has arisen because of:

a) the failure of the insurer or reinsurer to agree or pay a claim within the policy limits or to provide a defence against such claims as required by law or

b) bad faith or negligence in rejecting an offer of settlement or

c) negligence or breach of duty in the preparation of the defence or the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting therefrom.

There shall be no liability under this Contract in respect of:

a) any assumption of liability by way of participation in any mutual scheme designed specifically to cover Extra Contractual Obligations; or

b) any Extra Contractual Obligation arising from the fraud of a director, officer or employee of the Reinsured acting individually or collectively or in collusion with an individual or corporation or with any other organisation or party involved in the presentation, defence or settlement of any claim.

Any loss arising under this Contract in respect of Claims Related Extra Contractual Obligations shall be deemed to be a loss arising from the same event as that giving rise to the claim to which the Claims Related Extra Contractual Obligation is related; but recovery hereunder is subject to the insurance and/or reinsurance policy and/or contract which gives rise to the Claims Related Extra Contractual Obligation falling within the scope of this Contract.

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INSOLVENCY CLAUSE (G86)

Where an Insolvency Event occurs in relation to the Reinsured the following terms shall apply (and, in the event of any inconsistency between these terms and any other terms of this Reinsurance Contract, these terms shall prevail):-

(1) Notwithstanding any requirement in this Reinsurance Contract that the Reinsured shall actually make payment in discharge of its liability to its policyholder before becoming entitled to payment from the Reinsurers:

(a) the Reinsurers shall be liable to pay the Reinsured even though the Reinsured is unable to actually pay, or to discharge its liability to, its policyholder; but

(b) nothing in this clause shall operate to accelerate the date for payment by the Reinsurers of any sum which may be payable to the Reinsured, which sum shall only become payable as and when the Reinsured would have discharged, by actual payment, its liability for its current net loss but for it being the subject of any Insolvency Event.

(2) The existence, quantum, valuation and date for payment of any sum which the Reinsurers are liable to pay the Reinsured under this Reinsurance Contract shall be those and only those for which the Reinsurers would be liable to the Reinsured if the liability of the Reinsured to its policyholders had been determined without reference to any term in any composition or scheme of arrangement or any similar such arrangement, entered into between the Reinsured and all or any part of its policyholders, unless and until the Reinsurers serve written notice to the contrary on the Reinsured in relation to any composition or scheme of arrangement.

(3) The Reinsurers shall be entitled (but not obliged) to set-off, against any sum which they may be liable to pay the Reinsured, any sum for which the Reinsured is liable to pay the Reinsurers.

An Insolvency Event shall occur if:-

(A) (i) (in relation to (1), (2) and (3) above) a winding up petition is presented in respect of the Reinsured or a provisional liquidator is appointed over it or if the Reinsured goes into administration, administrative receivership or receivership or if the Reinsured has a scheme of arrangement or voluntary arrangement proposed in relation to all or any parts of its affairs; or

(ii) (in relation to (1) above) if the Reinsured goes into compulsory or voluntary liquidation;

or, in each case, if the Reinsured becomes subject to any other similar insolvency process (whether under the laws of England and Wales or elsewhere) and

(B) the Reinsured is unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 (or any statutory amendment or re-enactment of that section).

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EXTENDED EXPIRATION CLAUSE

If this Contract should expire whilst a Loss Occurrence covered hereunder is in progress, it is understood and agreed that subject to the other conditions of this Contract, the Reinsurers are responsible as if the entire loss or damage had occurred prior to the expiration of the Period, provided that no part of that Loss Occurrence is claimed against any renewal of this Contract.

AMENDMENTS AND ALTERATIONS CLAUSE

It is hereby understood and agreed that any amendments and/or alterations to this Contract that are agreed in writing by the Reinsured and the Reinsurer by Broker's Contract Endorsements shall be automatically binding hereon.

DELAYS, ERRORS AND OMISSIONS CLAUSE

Any inadvertent delay, error or omission on the part of either the Reinsured or the Reinsurers shall not relieve either party from any liability which would have attached hereunder and such error or omission shall be rectified as soon as possible after discovery. Nevertheless, nothing contained in this clause shall be held to override any of the terms and conditions of this Contract, and no liability shall be imposed on either party greater than would have attached hereunder had such delay, error or omission not occurred.

INSPECTION OF RECORDS CLAUSE

For as long as either party remains under any liability hereunder the Reinsured shall, upon request by the Reinsurer, make available at the Reinsured's head office or wherever the same may be located, for inspection at any reasonable time by such representatives as may be authorised by the Reinsurer for that purpose, all information relating to business reinsured hereunder in the Reinsured's possession or under its control and the said representatives may arrange for copies to be made at the Reinsurer's expense of any of the records containing such information as they may require.

NOTIFICATION OF LOSS CLAUSE

The Reinsured undertakes to advise the Reinsurer as soon as possible of any circumstances likely to give rise to a claim hereunder and thereafter keep the Reinsurer fully informed of any material developments regarding the claim.

In satisfaction of the foregoing, the Reinsured shall be deemed to have met its obligations to advise Reinsurers of a potential claim hereunder and to keep the Reinsurers fully informed of any material developments by providing a copy of any applicable Catastrophe Bulletin relating to any Loss Occurrence for each and any Original Insured Market Loss for which recovery is or may be sought under this Contract.

The Reinsured shall upon receiving any formal notification of any loss(es) or occurrence(s) (including any potential loss(es) or occurrence(s)) which may give rise to a claim for recovery hereunder, including upon receipt of any applicable Catastrophe Bulletin, advise Reinsurers as soon as practical after such formal notification is received.

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LOSS SETTLEMENTS CLAUSE

All loss settlements made by the Reinsured shall be binding upon Reinsurers provided such settlements are within the terms and conditions of this Contract, and amounts falling to the share of the Reinsurers shall be payable by them upon reasonable evidence of the amount paid, or payable, being given by the Reinsured.

Service of SuiT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. This Clause will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Clause. This Clause is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Clause for resolving disputes arising out of this Contract.

B. In the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of a court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate Court is accepted by the Reinsurer or is determined by removal, transfer or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against any of the Subscribing Reinsurers upon this Contract, will abide by the final decision of such court or of any appellate court in the event of an appeal.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Contract.

D. Service of process in such suit may be made upon:

Syndicate 2357

Agent in New York: Lloyd’s America

Attention: Legal Department

280 Park Ave, East Tower, 25th Floor

New York, New York 10017

Markel Bermuda Limited

Agent in New York: CT Corporation System

28 Liberty Street

New York, New York 10005

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Agent in California: CT Corporation System

818 West Seventh Street, Suite 930

Los Angeles, California 90017.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

ARBITRATION CLAUSE

All disputes and differences arising under or in connection with this Contract shall be referred to arbitration under ARIAS-UK Arbitration Rules.

The arbitration tribunal (the “Tribunal”) shall consist of three arbitrators, one to be appointed by the claimant, one to be appointed by the respondent and the third to be appointed by the two appointed arbitrators.

The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party - appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

Furthermore, the arbitrators so appointed shall not have a personal or financial interest in the outcome of the arbitration.

Where a party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS-UK will appoint an arbitrator to fill the vacancy. At any time prior to the appointment by ARIAS-UK the party or arbitrators in default may make such appointment.

The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.

The seat of arbitration shall be the Tampa, Florida.

The proper law of the arbitration shall be the law of the State of Florida

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2016 CLARIFICATION CLAUSE

A person who is not a party to this contract has no right under the Contracts (Rights of Third Parties) Act 2016, or any equivalent local legislation, to enforce any term of this contract but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any equivalent legislation.

SEVERABILITY CLAUSE

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If any provision of this Contract shall be rendered illegal or unenforceable by the laws or regulations of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, in no event shall the operation of this Clause increase the liability of the Reinsurer beyond the scope and Limit of Liability originally agreed upon by the Reinsured and the Reinsurer as set forth in this Contract.

SANCTIONS LIMITATION AND EXCLUSION CLAUSE (LMA3100)

No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Reinsurer to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

FEDERAL EXCISE TAX CLAUSE

(Applicable to those Reinsurers who are domiciled outside the United States of America, except Reinsurers exempt from Federal Excise Tax.)

The Reinsurers have agreed to allow for the purpose of paying the Federal Excise Tax, 1% of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

In the event of any return of premium becoming due hereunder the Reinsurers will deduct the applicable percentage from the return premium payable hereon and the Reinsured or its agent should take steps to recover the tax from the United States Government.

INTERMEDIARY CLAUSE

Guy Carpenter & Company LLC, Two Alliance Center, 3560 Lenox Road, Suite 2650, Atlanta, GA 30326, USA, Guy Carpenter & Company Limited, Tower Place, London EC3R 5BU and Guy Carpenter Bermuda Limited, Overbay 106 Pitts Bay Road Pembroke, HM 08, Bermuda are hereby jointly recognised as the Intermediaries negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, loss expense, salvages, and loss settlements) relating thereto shall be transmitted to the Reinsured or the Reinsurer through Guy Carpenter & Company LLC, Guy Carpenter & Company Limited or Guy Carpenter Bermuda Limited, as applicable. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Reinsured only to the extent that such payments are actually received by the Reinsured.

EXCLUSIONS

For the avoidance of doubt, the Exclusions hereon apply on the composition of the Reinsured’s Ultimate Net Loss and do not apply to the Original Insured Market Loss. The Reinsurer and Reinsured agree to accept the reported estimates as provided by the Reporting Agency, or Replacement Reporting Agency, as applicable, the exclusions hereon notwithstanding.

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This Contract shall exclude:-

1. Excluding Nuclear Incident and Nuclear Energy Risks for those applicable classes of business and territories as appropriate in accordance with the clauses set out below. Such clauses shall be supplied by the Intermediary negotiating this Contract if requested by either party hereon.

(a) NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A. - NMA 1590 (including amended definition of “Waste”)

(b) NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A. - NMA 1119

(c) NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE AND LIABILITY (BOILER AND MACHINERY POLICIES) REINSURANCE - U.S.A. - NMA 1166

2. Notwithstanding any provision to the contrary within this Contract or any endorsement thereto it is agreed that this Contract excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any of the following regardless of any other cause or event contributing concurrently or in any other sequence to the loss;

(1) war, invasion, acts of foreign enemies, hostilities or warlike operations (whether war be declared or not), civil war, rebellion, revolution, insurrection, civil commotion assuming the proportions of or amounting to an uprising, military or usurped power; or

(2) any act of terrorism.

For the purpose of this endorsement an act of terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organisation(s) or government(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear.

This endorsement also excludes loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in any way relating to (1) and/or (2) above.

If the Reinsurers allege that by reason of this exclusion, any loss, damage, cost or expense is not covered by this Contract the burden of proving the contrary shall be upon the Reinsured.

In the event any portion of this endorsement is found to be invalid or unenforceable, the remainder shall remain in full force and effect.

3. Communicable Disease in accordance with the Limited Communicable Disease Exclusion (Property Treaty Reinsurance) Clause (Based on LMA 5503):

1.
Notwithstanding any provision to the contrary within this Contract, this Contract excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless

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of any other cause or event contributing concurrently or in any other sequence thereto.

2.
Subject to the other terms, conditions and exclusions contained in this Contract, this Contract will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly caused by or arising from a Named Windstorm

Definitions

3.
Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:

3.1.
the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and
3.2.
the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and
3.3.
the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.

4.
Time Element Loss means business interruption, contingent business interruption or any other consequential losses.

4. Cyber risks in accordance with the Cyber Loss Exclusion Clause (Property Treaty Reinsurance) (Based on LMA 5410):-

1
Notwithstanding any provision to the contrary within this Contract or any endorsement thereto, this Contract excludes all loss, damage, liability, cost or expense of whatsoever nature directly or indirectly caused by, cont7ributed to by, resulting from, arising out of or in connection with:
1.1
any loss of, alteration of, or damage to or a reduction in the functionality, availability or operation of a Computer System, unless subject to the provisions of paragraph 2;
1.2
any loss of use, reduction in functionality, repair, replacement, restoration or reproduction of any Data, including any amount pertaining to the value of such Data.
2
Subject to the other terms, conditions and exclusions contained in this Contract, this Contract will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly occasioned by a Named Windstorm.

Definitions

3
Computer System means any computer, hardware, software, communications system, electronic device (including, but not limited to, smart phone, laptop, tablet, wearable device), server, cloud or microcontroller including any similar system or any configuration of the aforementioned and including any associated input, output, data storage device, networking equipment or back up facility.

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4
Data means information, facts, concepts, code or any other information of any kind that is recorded or transmitted in a form to be used, accessed, processed, transmitted or stored by a Computer System.

5
Time Element Loss means business interruption, contingent business interruption or any other consequential losses.

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INFORMATION SECTION

INFORMATION: Schedule of County Payout Factors as per Schedule A attached hereto

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Exhibit A

SAMPLE LOSS CALCULATIONS

The following examples are provided for illustrative purposes only.

If a Named Windstorm Loss Occurrence were to occur in the Territorial Scope, and the resultant CWIL was calculated to be USD 95,000,000, the Limit of Liability of USD 20,700,000 would be multiplied by 50% (((USD 95,000,000 CWIL – USD 50,000,000 Index Trigger) / USD 90,000,000) x the Limit of Liability, for a recovery of USD 10,350,000. For avoidance of confusion, in the event the above referenced percentage exceeds 100%, recovery shall be for the full Limit of Liability (less any amounts previously paid by the Reinsurer to the Reinsured hereunder).

Furthermore, a Named Windstorm Loss Occurrence with a resultant CWIL of USD 50,000,000 or less occurring in the Territorial Scope will not trigger a recovery under this Contract.

If a subsequent Named Windstorm Loss Occurrence were to occur in the Territorial Scope, and the resultant CWIL was calculated to be USD 72,500,000, the Limit of Liability of USD 20,700,000 would be multiplied by 25% (((USD 72,500,000 CWIL – USD 50,000,000 Index Trigger) / USD 90,000,000) x the Limit of Liability, for a recovery of USD 5,175,000. For avoidance of confusion, in the event the above referenced percentage exceeds 100%, recovery shall be for the full Limit of Liability (less any amounts previously paid by the Reinsurer to the Reinsured hereunder).

Moreover, for the avoidance of doubt, should part of the Limit of Liability be paid out due to one or more Loss Occurrences covered hereunder, then it is understood the balance of the Limit of Liability shall remain in force for the remainder of this Contract, subject to the Reinstatement Provisions and Reinstatement Clause herein. In the above example, following a qualifying Named Windstorm loss with a CWIL of USD 95,000,000 and a subsequent qualifying Named Windstorm loss with a CWIL of USD 72,500,000, then USD 25,875,000 of aggregate limit remains on risk until the expiry of this Contract at 31st May 2025, subject to USD 20,700,000 Limit of Liability each and every Loss Occurrence.

Note: The examples are for information purposes only and should not be relied upon and do not represent all possible loss scenarios.

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Schedule A – County Payout Factors

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SUBSCRIPTION AGREEMENT SECTION

CONTRACT LEADER: NAUTICAL MANAGEMENT LTD. ON BEHALF OF MARKEL BERMUDA LIMITED.

BASIS OF AGREEMENT

TO CONTRACT CHANGES: Additions, deletions and/or other amendments, alterations, modifications and Special Acceptances are to be agreed by ALL REINSURERS hereon (each in respect of its own participation only).

CLAIMS AGREEMENT

PARTIES: All Reinsurers each in respect of their own participation only.

BASIS OF CLAIMS

AGREEMENT: Claims Agreement Procedures:

Non-Bureau Reinsurers to agree claims, each in respect of their own participation only, subject to their own practices.

NON- BUREAU

ARRANGEMENTS: Applicable only to those Reinsurers being Companies hereon (whose participations are not evidenced by a Bureau stamp).

On behalf of the above, this Document constitutes the definitive record of this Reinsurance Contract. Accordingly, no formal Policy shall be issued.

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FISCAL AND REGULATORY SECTION

TAXES PAYABLE BY

REINSURERS: Statutory Federal Excise Tax per U.S.A. Internal Revenue Service regulations, if applicable. Percentage as specified by United States law.

COUNTRY OF ORIGIN: United States of America

OVERSEAS BROKER: Direct Reinsured.

U.S CLASSIFICATION: US Reinsurance

NAIC CODE:

ALLOCATION OF

PREMIUM TO CODING: Lloyd’s Risk Code: N/A

No accounting splits required.

REGULATORY CLIENT

CLASSIFICATION: Reinsurance.

REGULATORY RISK

LOCATION: United States of America.

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BROKER REMUNERATION AND DEDUCTIONS SECTION

TAXES PAYABLE BY

REINSURERS: None.

RETAIL

BROKERAGE: 10% (5% on Reinstatement).

WHOLESALE

BROKERAGE: None.

OTHER

DEDUCTIONS

FROM PREMIUM: None.

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SECURITY DETAILS SECTION

REINSURERS’

LIABILITY: LMA3333

(RE)INSURERS LIABILITY CLAUSE

(Re)insurer’s liability several not joint

The liability of a (re)insurer under this Reinsurance Contract is several and not joint with other (re)insurers party to this Reinsurance Contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this Reinsurance Contract.

The proportion of liability under this Reinsurance Contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.

In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this Reinsurance Contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.

Proportion of liability

Unless there is “signing” (see below), the proportion of liability under this Reinsurance Contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.

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REINSURERS’

LIABILITY:

(Continued) LMA3333

Where this Reinsurance Contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this Reinsurance Contract to show the definitive proportion of liability under this Reinsurance Contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to “this Reinsurance Contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

ORDER HEREON: 100% of 100% (being USD 20,700,000, the Limit of Liability per Loss Occurrence).

BASIS OF WRITTEN LINES: Percentages of Whole.

SIGNING

PROVISIONS: In the event that the written lines hereon exceed 100% of the order, any lines written “To Stand” will be allocated in full and all other lines will be signed down in equal proportions so that the aggregate signed lines are equal to 100% of the order without further agreement of any of the Reinsurers.

However:

a) in the event that the placement of the order is not completed by the commencement date of the Period of reinsurance then all lines written by that date will be signed in full,

b) the Reinsured may elect for the disproportionate signing of Reinsurers’ lines, without further specific agreement of Reinsurers, providing that any such variation is made prior to the commencement date of the Period of reinsurance, and that lines written “To Stand” may not be varied without the documented agreement of those Reinsurers,

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SIGNING

PROVISIONS:

(Continued)

c) the signed lines resulting from the application of the above provisions can be varied, before or after the commencement date of the Period of reinsurance, by the documented agreement of the Reinsured and all Reinsurers whose lines are to be varied. The variation to the contracts will take effect only when all such Reinsurers have agreed, with the resulting variation in signed lines commencing from the date set out in that agreement.

Reinsurer’s evidence of participation including their written lines are evidenced on the following pages.

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REINSURED SIGNING PAGE

ATTACHING TO AND FORMING PART OF

CONTRACT

U8GR000Z

The Reinsured hereby agrees to the terms and conditions as contained in this Reinsurance Contract.

The Reinsured, being

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC., Tampa, Florida

Signed in this day of July 2024

For and on behalf of Reinsured.

Authorised Signature(s) _____________________________

Ref. No. _____________________________

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REINSURER SIGNING PAGE

ATTACHING TO AND FORMING PART OF

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.,

Tampa, Florida

COUNTY WEIGHTED INDUSTRY LOSS (CWIL) REINSURANCE CONTRACT

U8GR000Z

________________________________________________________

The Reinsurer named below hereby agrees to the terms and conditions of this Reinsurance Contract in respect of the participation as stated below:

Reinsurer Name: NAUTICAL MANAGEMENT LTD. ON BEHALF OF MARKEL BERMUDA LIMITED

Written

Participation: 70% of 100%.

Reference:

Signed in Bermuda on this day of July, 2024

Signed

Participation: 70% of 100%.

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REINSURER SIGNING PAGE

ATTACHING TO AND FORMING PART OF

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.,

Tampa, Florida

COUNTY WEIGHTED INDUSTRY LOSS (CWIL) REINSURANCE CONTRACT

U8GR000Z

________________________________________________________

The Reinsurer named below hereby agrees to the terms and conditions of this Reinsurance Contract in respect of the participation as stated below:

Reinsurer Name: NAUTICAL MANAGEMENT LTD. ON BEHALF OF SYNDICATE 2357 AT LLOYD’S

Written

Participation: 30% of 100%.

Reference:

Signed in Bermuda on this day of July, 2024

Signed

Participation: 30% of 100%.

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